Exhibit 2.1

AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This Amendment (this “Amendment”), entered into and effective as of October 28, 2021, is made to that Agreement and Plan of Merger (as may be further amended, modified and restated, the “Merger Agreement”), dated as of August 5, 2021, by and among CM Life Sciences III Inc., a Delaware corporation (“Parent”), Clover III Merger Sub Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Parent (“Merger Sub”), and EQRx, Inc., a Delaware corporation (the “Company”). Each of the Company, Parent and Merger Sub shall individually be referred to herein as a “Party” and, collectively, the “Parties”. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Merger Agreement.

W I T N E S S E T H:

WHEREAS, Section 11.12 (Amendment) of the Merger Agreement provides that the Merger Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of the Parties; and

WHEREAS, the Parties wish to amend the Merger Agreement on the terms set forth herein.

NOW, THEREFORE, in exchange for good and valuable consideration, the sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.	Definition of Parent Stockholder Approval. The following definition shall be added to Section 1.2 of Schedule A:

“Parent Stockholder Approval” shall mean the approval of each Parent Stockholder Matter identified in Section 7.1(a) by the affirmative vote or written consent of the holders of the requisite number of Parent Shares entitled to vote thereon, whether in person or by proxy at the Special Meeting (or any adjournment thereof) or by written consent, in each case, in accordance with the Parent Organizational Documents, Applicable Legal Requirements and the rules of Nasdaq.

2.	Amendment to Section 5.4(b) of the Merger Agreement. Section 5.4(b) of the Merger Agreement is hereby replaced in its entirety with the following:

“The Parent Stockholder Approval is the only vote of the holders of any class or series of capital stock of Parent required to approve and adopt this Agreement and approve the Transactions.”

3.	Amendment to Section 8.1 of the Merger Agreement. Section 8.1 of the Merger Agreement is hereby amended by adding the following paragraph as a new Section 8.1(e) of the Merger Agreement:

“(e) The Parent A&R Charter shall have been approved at the Special Meeting by the affirmative vote of the holders of a majority of the shares of Parent Class A Stock then outstanding and entitled to vote thereon at the Special Meeting, voting separately as a single series.”

4.	Effect of Amendment. Except as expressly amended by this Amendment, the terms and provisions of the Merger Agreement shall be in full force and effect. No reference to this Amendment need be made in any instrument or document making reference to the Merger Agreement. From and after the date hereof, references to “this Agreement”, Section 1.2 of Schedule A, Section 5.4(b) or Section 8.1 in the Merger Agreement shall be deemed references to the Merger Agreement, Section 1.2 of Schedule A, Section 5.4(b) or Section 8.1, respectively, in each case as amended by this Amendment.

5.	Miscellaneous. The provisions of Article XI (General Provisions) of the Merger Agreement is hereby incorporated by reference and shall apply mutatis mutandis to this Amendment as if set forth at length herein, and to the Merger Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms as modified hereby. For the avoidance of doubt, this Amendment and the Merger Agreement (which includes the Company Disclosure Letter, the Parent Disclosure Letter, the other schedules thereto and the exhibits thereto), as amended pursuant to this Amendment and the Transaction Agreements set forth the entire understanding of the Parties with respect to the Transactions. Any and all previous agreements and understandings between or among the Parties regarding the subject matter hereof, whether written or oral, are superseded by the documents and agreements referred to in this section.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

PARENT:

CM LIFE SCIENCES III INC.

By:	/s/ Brian Emes
Name: Brian Emes
Title: Chief Executive Officer and Secretary

MERGER SUB:

Clover III Merger Sub Inc.

By:	/s/ Brian Emes
Name: Brian Emes
Title: Chief Executive Officer and Secretary

COMPANY:

EQRX, INC.

By:	/s/ Melanie Nallicheri
Name: Melanie Nallicheri
Title: President and Chief Executive Officer

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